UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 18, 2016

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Proposal to Purchase Emmis
On August 18, 2016, the Board of Directors of Emmis Communications Corporation (the “Company”) received a letter (the “Proposal Letter”) from E Acquisition Corporation (“EAC”), an Indiana corporation currently owned by Jeffrey H. Smulyan, the Company’s Chairman of the Board, Chief Executive Officer and controlling shareholder, and also expected to be owned by certain directors, officers, and other shareholders of the Company, setting forth a non-binding proposal by which EAC (the “Proposing Person”), would acquire all the outstanding shares of Class A Common Stock of the Company that are not owned by the Proposing Person at a cash purchase price of $4.10 per share (the “Proposal”). The Proposal contemplates that, following the closing of the proposed transaction, the Company’s shares would no longer be registered with the Securities Exchange Commission and the Company would no longer be a reporting company or have any public shares traded on Nasdaq. A copy of the Proposal Letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The Company’s Board of Directors has formed a special committee of independent and disinterested directors (the “Special Committee”) to review and evaluate the Proposal. The members of the Special Committee are Susan Bayh and Peter Lund. The Special Committee will engage independent legal counsel and independent financial advisors to assist the Special Committee in the evaluation of the Proposal.
No assurance can be given that an agreement on terms satisfactory to the Special Committee or the Board of Directors will result from the Proposal or that any transaction will be completed.

Strategic Alternatives for Certain Assets and Debt Agreement Amendments
The Proposal also proposes amendments to the terms of certain of Emmis’s outstanding debt, and it indicates that, if a transaction is consummated, the Proposing Person intends to reduce Emmis’s indebtedness by selling certain non-core assets of the business. Accordingly, the Board of Directors has directed management to pursue strategic alternatives for certain non-core assets, including the Company’s publishing division (other than Indianapolis Monthly magazine), WLIB-AM (New York, New York) and the Company’s radio stations in Terre Haute, Indiana. The Company also is discussing amendments to its 2014 Credit Agreement with its lenders. No assurances can be given that any transactions will result from these efforts or that any amendment will be completed with the lenders.

Note to this Form 8-K: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•general economic and business conditions;
•fluctuations in the demand for advertising and demand for different types of advertising media;
•our ability to service our outstanding debt;
•competition from new or different media and technologies;
•loss of key personnel;
•increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;
•our ability to attract and secure programming, on-air talent, writers and photographers;
•inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•increases in the costs of programming, including on-air talent;
•fluctuations in the market price of publicly traded or other securities;
•new or changing regulations of the Federal Communications Commission or other governmental agencies;
•enforcement of rules and regulations of governmental and other entities to which the Company is subject;
•changes in radio audience measurement methodologies;
•war, terrorist acts or political instability; and
•other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits
99.1	Letter from E Acquisition Corp. to the Company's Board of Directors dated August 18, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: August 18, 2016
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary